Exhibit 24.1

UBS GROUP AG

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Jordan Schiffman, Ella Campi, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of the UBS Voluntary Investment Plan for US employees, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Signatures	Title
/s/ Sergio P. Ermotti _____ Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)
/s/ Kirt Gardner _________ Kirt Gardner	Group Chief Financial Officer (principal financial officer)
/s/ Todd Tuckner ________ Todd Tuckner	Group Chief Accounting Officer (principal accounting officer)
/s/ Axel A. Weber __ _____ Axel A. Weber	Chairman and Member of Board of Directors

/s/ Michel Demaré ______ Michel Demaré	Member of Board of Directors
/s/ David Sidwell _____ __ David Sidwell	Member of Board of Directors
/s/ Jeremy Anderson ____ Jeremy Anderson	Member of Board of Directors
/s/ Reto Francioni ___ __ Reto Francioni	Member of Board of Directors
/s/ Ann. F. Godbehere ___ Ann. F. Godbehere	Member of Board of Directors
/s/ Fred Hu ____________ Fred Hu	Member of Board of Directors
/s/ Julie G. Richardson ___ Julie G. Richardson	Member of Board of Directors
/s/ Isabelle Romy ________ Isabelle Romy	Member of Board of Directors

Dated: October 19, 2018